EXHIBIT 5

April 22, 2010

Board of Directors

J. C. Penney Company, Inc.

J. C. Penney Corporation, Inc.

6501 Legacy Drive

Plano, Texas 75024

Ladies and Gentlemen:

This opinion, which I render solely in my capacity as Executive Vice President, General Counsel and Secretary of J. C. Penney Company, Inc., a Delaware corporation (“JCPenney”), and J. C. Penney Corporation, Inc., a Delaware corporation (“JCP,” and, together with JCPenney, the “Registrants”), and not in any individual or other capacity, is being delivered to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Registrants filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). The Registration Statement contains two prospectuses:

1.	a prospectus (the “Registrants’ Prospectus”) relating to the issuance and sale from time to time, as shall be set forth in one or more prospectus supplements to the Registrants’ Prospectus, of shares of common stock of 50¢ par value of JCPenney (“Common Stock”) and debt securities of JCP (“Debt Securities”) in one or more series, each fully and unconditionally guaranteed by JCPenney, and warrants to purchase debt securities of JCP (“Warrants”); and

2.	a prospectus (the “Selling Stockholder Prospectus”) relating to the sale from time to time, as shall be set forth in one or more prospectus supplements to the Selling Stockholder Prospectus, of Common Stock contributed by JCPenney to the J. C. Penney Corporation, Inc. Pension Plan Trust.

The Common Stock, Debt Securities and Warrants are herein collectively referred to as the “Securities.”

The Debt Securities are to be issued under an Indenture dated as of April 1, 1994, as supplemented as of January 27, 2002, and as of July 26, 2002, among JCP, JCPenney and U.S. Bank National Association, as trustee (such Indenture, as so amended, the “Indenture”), each series of which will be offered on terms to be determined at the time of the sale. The Debt Securities may be offered with Warrants to purchase Debt Securities, any such Warrants to be issued pursuant to a warrant agreement (“Warrant Agreement”) to be entered into among JCP, JCPenney and a warrant agent (“Warrant Agent”).

In connection with the furnishing of the opinions below, I have examined originals or copies of the following documents:

1.	the Registration Statement;

2.	the Indenture (including the forms of Debt Securities filed as exhibits to the Registration Statement); and

3.	the form of Warrant Agreement filed as an exhibit to the Registration Statement.

In addition, I have examined the respective Certificates of Incorporation and Bylaws, as restated or otherwise amended, of the Registrants as in effect on the date of this letter, resolutions of the Registrants’ respective Boards of Directors or committees thereof, and such other documents, corporate records, certificates of public officials and other instruments as I deemed appropriate.

I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by me, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I have examined are accurate and complete.

I have also assumed that at or prior to the time of the execution, issuance, sale and delivery of any of the Securities, the Boards of Directors of the Registrants or the Finance Committee of the Board of Directors of JCPenney, or any other committee or persons as may be designated by such Boards of Directors or such committee for such purpose, as applicable, shall have duly established the terms of such Security (other than the Common Stock) and duly authorized the issuance and sale of such Security and that such authorization shall not have been modified or rescinded. I have further assumed that none of the terms of any Security to be established subsequent to the date of this letter, nor the execution, issuance, sale and delivery of such Security, nor the compliance by the Registrants with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Registrants, or any restriction imposed by any court or governmental body having jurisdiction over the Registrants.

Based on the foregoing, I am of the opinion as follows:

1.	The Registrants have been duly incorporated and are validly existing corporations under the laws of the State of Delaware.

2.	With respect to any shares of Common Stock to be offered pursuant to the Registrants’ Prospectus (the “Offered Common Stock”), when (i) the Offered Common Stock has been authorized, offered and sold in accordance with the Registration Statement, including any Prospectus Supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Offered Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Common Stock will be validly issued, fully paid and nonassessable.

3.	With respect to the 7,911,418 shares of Common Stock to be offered pursuant to the Selling Stockholder Prospectus (the “Contributed Common Stock”), the Board of Directors of JCPenney has taken all necessary corporate action to approve the issuance of the shares of Contributed Common Stock and the shares of Contributed Common Stock are validly issued, fully paid and non-assessable.

4.	The execution and delivery of the Indenture have been validly authorized, and the Indenture constitutes a valid and binding obligation of JCP and JCPenney in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

5.	Subject to the proposed additional proceedings being taken by JCP and JCPenney prior to the issuance of the Debt Securities, including the Debt Securities issuable upon due exercise of the Warrants in accordance with the terms of the Warrant Agreement, when the Debt Securities have been duly executed on behalf of JCP and JCPenney, authenticated by or on behalf of the trustee, issued and sold as described in the Registration Statement (including any prospectus and prospectus supplement relating thereto), and delivered by JCP in accordance with the Indenture, such Debt Securities will constitute valid and binding obligations of JCP and JCPenney in accordance with their respective terms and the terms of the Indenture except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

6.

Subject to the proposed additional proceedings being taken by JCP and JCPenney prior to the issuance of the Warrants, and to the due execution and delivery of the Warrant Agreement relating to the Warrants to be issued, when the warrant certificates evidencing such Warrants (“Warrant Certificates”) shall have been duly executed on behalf of JCP and JCPenney and countersigned by the Warrant Agent, issued and sold as described in the Registration Statement (including the prospectus and prospectus supplement relating thereto) and such Warrant Certificates shall have been delivered by JCP in accordance with the

Warrant Agreement, the Warrant Certificates will constitute valid and binding obligations of JCP and JCPenney in accordance with their respective terms and the terms of the Warrant Agreement except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equitable principles.

The foregoing opinions are limited in all respects to the corporate laws of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America, in each case, that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and I do not express any opinions as to the laws of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

I hereby consent to the reference to me under the heading “Legal Matters” in any prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Janet Dhillon
Janet Dhillon Executive Vice President, General Counsel and Secretary